SUPPLEMENTARY AGREEMENT
on the Promissory Notes dated 12 May 2021
for the total principal amount of USD 20,355,000
in relation to the acquisition
of the entire share capital of Bio Resources Limited

Further to the Promissory Notes executed on 12 May 2021 between Verde Resources, Inc ("Debtor") and the shareholders of Bio Resources Limited ("Creditors") including Taipan International Limited, Borneo Resources Limited, Yong Yit Fui @ Steven, Khoo Yong Ai, Wong Yung Jack, Teo Zye Keun, Gordon Henry Low, Chong Chi Kiong @ Thomas Chong, Darren Yong Jia Jiun, Reggie Abraham, Rozita Noorizam Binti Ajmain, Lang Yan Poh, Ahmad Nor Aramia Bin Mahiyuddin, Mariana Binti Jamarudin, Chai Bee Foon @ Chua Kuan Fung, Anuar Bin Ismail and Lee Chun Hao, the Creditors have reached an agreement with the Debtor that the Principal Amount due to each of the Creditors shall be repaid to each of the Creditors by way of an issuance of the Debtor's restricted stock ranking parri passu with all other exsiting stock at the agreed conversion price of USD 0.0611 per share on or before the 9th December 2022 as contained in the list attached hereto as Annexure 1 (to be read and construed as part of this Supplementary Agreement).

Dated: 7 DEC 2022

DEBTOR:

____
Verde Resources, Inc.
Balakrishnan B S Muthu
Director

CREDITORS:

____
Taipan International Limited
Khoo Yong Ai
Director

____
Borneo Resources Limited
Teo Zye Keun
Director

Yong Yit Fui @ Steven

Wong Yung Jack

Gordon Henry Low

Darren Yong Jia Jiun

Rozita Noorizam Binti Ajmain

Ahmad Nor Aramia Bin Mahiyuddin

Chai Bee Foon @ Chua Kuan Fung

Lee Chun Hao

Khoo Yong Ai

Teo Zye Keun

Chong Chi Kiong @ Thomas Chong

Reggie Abraham

Lang Yan Poh

Mariana Binti Jamarudin

Anuar Bin Ismail

VERDE RESOURCES, INC.
PROMISSORY NOTES
CONVERSION TO SHARES

S/N	Name of Lender	Principal Amount ($)	Shares to be Issued	Share Conversion Price
1	Taipan International Limited	12,213,000	199,885,434	Share conversion price $0.0611
2	Borneo Resources Limited	4,071,000	66,628,478	
3	Yong Yit Fui @Steven	108,492	1,775,646	
4	Khoo Yong Ai	162,840	2,665,139	
5	Wong Yung Jack	162,840	2,665,139	
6	Teo Zye Keun	108,492	1,775,646	
7	Gordon Henry Low	271,332	4,440,786	
8	Chong Chi Kiong @ Thomas Chong	482,006	7,888,805	
9	Darren Yong Jia Jiun	753,340	12,329,624	
10	Reggie Abraham	241,207	3,947,741	
11	Rozita Noorizam Binti Ajmain	482,006	7,888,805	
12	Lang Yan Poh	617,774	10,110,867	
13	Ahmad Nor Aramia Bin Mahiyuddin	271,332	4,440,786	
14	Mariana Binti Jamarudin	54,348	889,493	
15	Chai Bee Foon @Chua Kuan Fung	241,003	3,944,403	
16	Anuar Bin Ismail	27,072	443,077	
17	Lee Chun Hao	86,916	1,422,520	

Total : **$20,355,000** **333,142,389 shares**